Exhibit 99.2

CERTIFICATION PURSUANT TO

18 U. S. C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Donald T. Heroman, Corporate Vice President and Chief Financial Officer of Equifax Inc. (the “Company”) do hereby certify in connection with the Company’s Annual Report on Form 10-K/A for the fiscal ended December 31, 2002 (the “Report”), (i) that the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and (ii) that the information contained in the Report fairly represents, in all material respects, the financial condition and results of operation of the Company.

/s/ DONALD T. HEROMAN
Donald T. Heroman Corporate Vice President and Chief Financial Officer

A signed original of this statement required by Section 906 has been provided to Equifax Inc. and will be retained by Equifax Inc. and furnished to the Securities and Exchange Commission or its staff upon request.